SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2002

BearingPoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31451	22-3680505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No)

1676 International Drive
McLean, VA 22102
(Address of principal executive offices)

(703) 747-3000
(Registrant’s telephone number, including area code)

Item 5.    Other Events

On November 26, 2002, BearingPoint, Inc. (the “Company”) completed the private placement of $220,000,000 in aggregate principal amount of senior notes, consisting of $29,000,000 aggregate principal amount of 5.95% Series A Senior Notes due 2005, $46,000,000 aggregate principal amount of 6.43% Series B Senior Notes due 2006 and $145,000,000 aggregate principal amount of 6.71% Series C Senior Notes due 2007 (collectively the “Notes”) pursuant to several Note Purchase Agreements, dated November 26, 2002 (collectively, the “Purchase Agreement”), among the Company, the Company’s subsidiaries executing the Purchase Agreement as guarantors (the “Subsidiary Guarantors”), and the purchasers thereto (collectively, the “Purchasers”). The Company will use the proceeds from the sale of the Notes to repay the $220 million bridge loan, which was put in place in August 2002 to complete the funding of certain acquisitions.

The Purchase Agreement includes affirmative and negative covenants, including those restricting the ability of the Company and its subsidiaries to enter into transactions with their affiliates, merge or consolidate with other entities, incur liens on their property or assets, sell their assets, and incur additional indebtedness. The Purchase Agreement also requires the Company to maintain certain financial ratios, including levels of fixed charge coverage, net worth, priority indebtedness and the Company’s leverage ratio. The Company has agreed to ensure that its domestic material subsidiaries and any subsidiary that has an outstanding guaranty with respect to any other of the Company’s credit facilities will execute a subsidiary guarantee to the holders of the Notes. The Purchase Agreement contains customary events of default including, among other things, the Company’s failure to pay the principal or interest of any note and insolvency of the Company or any of its material subsidiaries. Prepayment of the Notes may be required in the event of a Change of Control (as defined in the Purchase Agreement), at a price of 100% of the principal amount of the Notes to be prepaid plus the Make-Whole Amount (as defined in the Purchase Agreement), together with accrued interest thereon.

Attached hereto as Exhibit 10.1 and incorporated herein by reference is a form of the Purchase Agreement between the Company, the Subsidiary Guarantors and the Purchasers. Attached hereto as Exhibits 10.2-10.4 and incorporated by reference herein are copies of the form of Notes. The foregoing description of the Notes is qualified in its entirety by reference to the Purchase Agreement and the form of Notes.

On November 26, 2002, the Company issued a press release to announce the offering of the Notes, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The offer of these Notes was made only by means of an offering memorandum to qualified investors. Accordingly, the Notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration under the Securities Act or an exemption from the registration requirements under the Securities Act.

Also, in an amendment dated as of November 14, 2002, the Company amended its existing $250 million revolving credit facility dated as of May 29, 2002. A copy of the amendment is attached hereto as Exhibit 10.6 and incorporated herein by reference.

Item 7.    Financial Statements and Exhibits

(c)    Exhibits

Exhibit 10.1
Form of Note Purchase Agreement, dated as of November 26, 2002, among the Company, the Subsidiary Guarantors and the Purchasers, relating to $220,000,000 aggregate principal amount of 5.95% Series A Senior Notes due 2005, 6.43% Series B Senior Notes due 2006 and 6.71% Senior Notes due 2007.

Exhibit 10.2	Form of 5.95% Series A Senior Note due 2005 (relating to Exhibit 10.1 above).

Exhibit 10.3	Form of 6.43% Series B Senior Note due 2006 (relating to Exhibit 10.1 above).

Exhibit 10.4	Form of 6.71% Series C Senior Note due 2007 (relating to Exhibit 10.1 above).

Exhibit 10.5	Form of Subsidiary Guarantee (relating to Exhibit 10.1 above).

Exhibit 10.6	Second Amendment to Credit Agreement, by and among the Company, the Guarantors, the Banks and PNC Bank as Administrative Agent, dated as of November 14, 2002.

Exhibit 99.1	Press Release of BearingPoint, Inc., dated November 26, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 27, 2002	BearingPoint, Inc.

	By:	/s/ Robert C. Lamb, Jr.
Robert C. Lamb, Jr. Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit 10.1
Form of Note Purchase Agreement, dated as of November 26, 2002, among the Company, the Subsidiary Guarantors and the Purchasers, relating to $220,000,000 aggregate principal amount of 5.95% Series A Senior Notes due 2005, 6.43% Series B Senior Notes due 2006 and 6.71% Senior Notes due 2007.

Exhibit 10.2	Form of 5.95% Series A Senior Note due 2005 (relating to Exhibit 10.1 above).

Exhibit 10.3	Form of 6.43% Series B Senior Note due 2006 (relating to Exhibit 10.1 above).

Exhibit 10.4	Form of 6.71% Series C Senior Note due 2007 (relating to Exhibit 10.1 above).

Exhibit 10.5	Form of Subsidiary Guarantee (relating to Exhibit 10.1 above).

Exhibit 10.6	Second Amendment to Credit Agreement, by and among the Company, the Guarantors, the Banks and PNC Bank as Administrative Agent, dated as of November 14, 2002.

Exhibit 99.1	Press Release of BearingPoint, Inc., dated November 26, 2002.